FIRST LEASE AMENDMENT
THIS FIRST LEASE AMENDMENT (this “Amendment”) is made as of the 11th day of July, 2018 (the “Effective Date”), by and between CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust (“Landlord”), and POWER SOLUTIONS INTERNATIONAL, INC., a Delaware corporation (“Tenant”).
R E C I T A L S:
A.Landlord and Power Great Lakes, Inc. (“Original Tenant”) have heretofore entered into that certain Industrial Building Lease dated as of March 13th, 2012 (the “Lease”) with respect to certain premises in the building commonly known as 101 Mittel Drive (formerly known as 801 AEC Drive), Wood Dale, Illinois (“Premises”).
B.    Tenant is the successor-in-interest to Original Tenant’s right, title and interest under the Lease.
C.    The Term of the Lease expires on July 31, 2018 and notwithstanding the terms of Section 32.22 of the Lease, Tenant has requested and Landlord has agreed to extend the Term of the Lease for sixty (60) months and therefore the term of the Lease shall be extended for an additional sixty (60) months on the terms and conditions contained herein.
NOW, THEREFORE, for and in consideration of the mutual promises, covenants and agreements herein contained, and other good and valuable consideration to each of the parties, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Landlord and Tenant do hereby mutually consent and agree that the following provisions shall govern with respect to the rights, duties and obligations of the parties hereto with respect to the subject matter hereof, and the parties hereto agree as follows:
1.Recitals. The Recitals are incorporated into this Amendment as if fully set forth in this Section 1.
2.Definitions. All terms used herein, unless otherwise specified, shall have the meaning ascribed to them in the Lease.
3.Extension. The Term of the Lease is hereby extended for a period commencing on August 1, 2018 and continuing through and including July 31, 2023 (“Extended Term”). Tenant agrees to accept possession of the Premises for the Extended Term in their current "as-is" condition, without any representation, credit, allowance or build-out from Landlord with respect to the condition or improvement thereof, except for the Tenant Improvements as set forth below and Landlord’s maintenance, repair and replacement obligations set for in Section 8.2 of the Lease, which shall continue for the Extended Term. For the avoidance of doubt, all terms and conditions of the Lease, as amended hereby, shall remain in full force and effect through the Extended Term, except that Monthly Base Rent payable during the Extended Term shall be Forty-Four Thousand Six Hundred Fifty-Five and 62/100 Dollars ($44,655.62) for the period from August 1, 2018 through July 31, 2019 and shall increase by three percent (3%) on August 1, 2019 and on each August 1 thereafter during the Extended Term.
4.Tenant Improvements/Allowance. Landlord agrees that from the Effective Date and until August 1, 2019, Tenant shall perform or cause to be performed or shall request that Landlord perform or cause to be performed certain improvements to the Premises requested by Tenant and approved in advance by Landlord, such approval not to be unreasonably withheld or delayed (“Tenant Improvements”). The cost of the Tenant Improvements shall be split equally between Landlord and Tenant, but in no event shall

Landlord be obligated to perform or cause to be performed any Tenant Improvements, or reimburse Tenant for any Tenant Improvements performed by Tenant as noted below, in excess of One Hundred Fifty Eight Thousand Five Hundred and 00/100 Dollars ($158,500.00) in the aggregate (“Allowance”) and any Tenant Improvements in excess of the Allowance shall be at Tenant's sole cost and expense. Upon completion of any portion of the Tenant Improvements Work, if Tenant elects to have Landlord perform or cause to be performed certain improvements to the Premises, Tenant shall pay to Landlord one-half the cost of the Tenant Improvements plus one hundred percent of the cost of the Tenant Improvements in excess of the Allowance, within thirty (30) days after receipt of invoice for the same from Landlord, and such amounts due hereunder from Tenant shall be deemed Additional Rent. In no event shall any unused Allowance funds be used by Tenant for Rent. Upon completion of any portion of the Tenant Improvements Work, if Tenant elects to perform or cause to be performed certain improvements to the Premises, Tenant shall provide paid invoices and supporting lien waiver and other documentation to Landlord for reimbursement of one-half the cost of the Tenant Improvements up to the remaining Allowance, which Landlord shall pay within thirty (30) days after receipt of request from Tenant with the invoices, waivers and supporting documentation.
5.Further Amendment. The Lease shall be deemed amended such that the following language shall be deemed added to the Lease: “Tenant shall provide Landlord data relating to utility usage and service at the Premises on an annual basis within thirty (30) days after the end of each calendar year and at such other times reasonably requested by Landlord. Such information shall include, but shall not be limited to, information relating to energy and water consumption and waste generation and such other information to enable the assessment of the environmental, social and governance performance of the Premises. Tenant shall provide all relevant documents and information with respect to such matters relating to the Premises. Tenant shall not take any action to adversely affect the environmental performance of the Premises.”
6.Further Amendment. Section 28.1 of the Lease shall be amended to read that if a Notice pursuant to the Lease or this Amendment is intended for the Tenant it should be sent to the following address:
Power Solutions International, Inc.
201 Mittel Drive
Wood Dale, Illinois 60191
Attention: PSI Legal Department
Email: psilegal@psiengines.com
7.Further Amendment. Section 32.22 of the Lease shall be deemed deleted in its entirety.
8.No Other Modification. The Lease is only modified as set forth herein and in all other respects remains in full force and effect.
9.No Default. Tenant acknowledges that the Lease is in full force and effect and that there are no defaults thereunder or any conditions which with only the passage of time or giving of notice or both would become a default thereunder.
10.Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
11.Modification. This Amendment may not be modified or amended except by written agreement executed by the parties hereto.
12.Governing Law. The validity, meaning and effect of this Amendment shall be determined in accordance with the laws of the State of Illinois.

13.Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
14.Severability. The parties hereto intend and believe that each provision in this Amendment comports with all applicable local, state and federal laws and judicial decisions. However, if any provision in this Amendment is found by a court of law to be in violation of any applicable ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such provision to be illegal, void or unenforceable as written, then such provision shall be given force to the fullest possible extent that the same is legal, valid and enforceable and the remainder of this Amendment shall be construed as if such provision was not contained therein.
15.Construction. The headings of this Amendment are for convenience only and shall not define or limit the provisions hereof. Where the context so requires, words used in singular shall include the plural and vice versa, and words of one gender shall include all other genders. In the event of a conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.
16.Third Party Beneficiaries. This Amendment shall inure to the sole benefit of the parties hereto. Nothing contained herein shall create, or be construed to create, any right in any person not a party to this Amendment.
17.Legal Review. The parties hereto acknowledge that they have been advised by legal counsel of their choice in connection with the interpretation, negotiation, drafting and effect of this Amendment and they are satisfied with such legal counsel and the advice which they have received.
18.Facsimile or Electronic Signatures. The parties hereto agree that the use of facsimile or electronic signatures for the negotiation and execution of this Amendment shall be legal and binding and shall have the same full force and effect as if originally signed.
19.Brokerage. Landlord and Tenant warrant that they have had no dealings with any real estate broker or agent in connection with this Amendment, other than Ron Behm of Colliers International, whose commission shall be paid by Landlord pursuant to separate written agreement and each party covenants to pay, hold harmless and indemnify the other party from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or other agent with respect to this Amendment or the negotiation thereof arising out of any acts of the indemnifying party.
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IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed as of the day and year first above written.

TENANT:

POWER SOLUTIONS INTERNATIONAL, INC. A Delaware corporation

By:	/s/ John P. Miller
John P. Miller Chief Executive Officer

LANDLORD:

CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust

By:	/s/ Nate Rexroth
Nate Rexroth Executive Vice President

By:	/s/ Brian M Sheehan
Brian M. Sheehan Senior Vice President, Controller

SIGNATURE PAGE